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                                                                     EXHIBIT 5.1

                                 August 31, 2001



Universal Hospital Services, Inc.

         Re:      Registration Statement on Form S-1
                  SEC File No. 333-65988

Ladies and Gentlemen:

         We have acted as counsel to Universal Hospital Services, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") relating to the sale by the Company of up to 5,750,000 shares of common stock of the Company, par value $0.01 per share (including 750,000 shares to be subject to the Underwriter's over-allotment option) (the "Common Stock").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. In addition, we have assumed that, immediately prior to the completion of the initial public offering of its common stock, the Company will change its state of incorporation to Delaware. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Common Stock will be issued and sold as described in the Registration Statement.

         Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company pursuant to the Registration Statement have been duly authorized therefore as described in the Registration Statement, will be validly issued, fully paid and nonassessable and the shares of Common Stock to be sold by the selling shareholders have been duly authorized and validly issued and are fully paid and nonassessable.

         Our opinions expressed above are limited to the laws of the State of Minnesota and to the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus that constitutes part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Dorsey & Whitney LLP

ECH